EXHIBIT 99.1
CORRECTING and REPLACING Cinedigm Announces Third Quarter Fiscal 2016 Financial Results
Total revenues increase 11% and Content & Entertainment revenues increase 23% from the previous quarter
Correction...by Cinedigm Corp.
LOS ANGELES (February 9, 2015) - Date in the third table should read: December 31 (instead of September 30).  The corrected release reads:
Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the third quarter of fiscal 2016, which ended December 31, 2015.
Financial Summary
•	Consolidated revenues were $30.7 million, an increase of $3.0 million or 11% from the previous quarter
•	Non-deployment (Entertainment and Services) revenues were $17.5 million, an increase of $2.7 million or 18% from the previous quarter
•	Content and entertainment revenues were $14.4 million, an increase of $2.7 million or 23% from the previous quarter
•	Consolidated adjusted EBITDA was $14.5 million, an increase of $3.1 million or 27.2% from the previous quarter
•	Non-deployment adjusted EBITDA was $1.9 million, an increase of $2.8 million from the previous quarter
•	Consolidated revenues were down $0.6 million or 2% versus the prior year quarter due mainly to a reduced content sales pipeline
•	Consolidated EBITDA was down $1.2 million or 8% versus the prior year quarter due mainly to a reduced content sales pipeline and continued investment in OTT, particularly the Company's increased ownership in CONtv
Highlights
•	The Company now has nearly 1.8 million app installs across all three Over-The-Top (OTT) channels, (Docurama, CONtv, Dove)
•	To date, app installs increased 43% from the previous quarter across all channels
•	The Company has an estimated 316,000 registered users across all channels
•	Dove Channel, launched last September, and already has over 515,000 installations on Android, iOS and Roku, more than 188,000 registered users and more than 22,000 active subscribers
•	In December 2015, all three of Cinedigm's OTT channels (Dove Channel, CONtv and Docurama) became available to Amazon Prime members as part of Amazon's new Streaming Partners Program. With an estimated 40 million households currently using Amazon Prime, or nearly 40% of all American households, this distribution arrangement significantly expands the potential subscriber base of Cinedigm's OTT channels. Registered users have increased 47% in the last 60 days

"We are very pleased with the accelerating momentum of our OTT business, particularly the successful launch and early consumer adoption of the Dove Channel, which has far exceeded all of our performance expectations," said Chris McGurk, Chairman and CEO. "Our recently announced Amazon Streaming Partners Program has already been very successful and signals additional opportunities to rapidly expand our user and subscriber base across all of our channels.  As we look to the future, we continue to pursue key strategic partnerships and related capital raise opportunities at the Corporate, subsidiary and OTT level to support our strategic plan."
Third Quarter Fiscal 2016 Detailed Results
Although total revenues were down $0.6 million or 2% versus the prior year quarter, revenues in Phase I and Phase II Deployment businesses were up 5%, reflecting the wide release of 35 titles in three months ended December 31, 2015 compared to 33 such titles in the December 31, 2014 period. In addition, two blockbuster titles released in the three months ended December 31, 2015, accounted for the increase over the prior period in which no blockbuster films were released on our deployed systems. Revenues generated by our Services segment also increased 2% compared to the prior year quarter as a result of the higher VPFs earned by our Phase I and II deployment businesses.
Revenues at our Content & Entertainment segment decreased compared to the third quarter of last year, due mainly to a reduced content sales pipeline. However, revenues were up 23% versus the previous quarter. We continue to shift our strategy toward developing a portfolio of narrowcast OTT channels. At the end of fiscal year 2015, we launched CONtv in cooperation with Wizard World, Inc., and in the second quarter of fiscal year 2016 we launched the Dove Channel, which targets families and kids seeking high quality and family friendly content approved by the Dove Foundation. We continue to invest behind the growth of our OTT business.
Adjusted EBITDA (including the results of Phase 1 and Phase II Deployments segments) decreased 8% compared to the three months ended December 31, 2014. Adjusted EBITDA from our non-deployment businesses was $1.9 million during the three months ended December 31, 2015, compared to $3.7 million for the three months ended December 31, 2014. The decrease in EBITDA is primarily related to increased investment in our OTT business.
The Company made principal payments of $48.7 million on its long-term debt arrangements and made payments (net of borrowings) under the revolving credit facility of $2.4 million in the nine months ended December 31, 2015.
"The consolidated business on a revenue and EBITDA basis continued to perform well during this quarter, while we continued to review and rationalize costs and product mix in our base business," said Jeffrey Edell, Chief Financial Officer. "Importantly, product returns in our base business are well within our guidelines given our more disciplined and careful approach to sales placement and returns management. We continue to make prudent investments in our OTT channels to support rapid user and subscriber growth."
Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation and expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on February 9, 2016.
To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.
For those unable to participate during the live broadcast, a replay will be available beginning February 9, 2016 at 7:30 p.m. EST, through February 14, 2016 at 11:59 p.m. EST. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 45371231.
About Cinedigm
Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television. The company's library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, given Cinedigm's infrastructure, technology, content and distribution expertise, the Company has rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm's first channel, DOCURAMA, launched in May 2014, and is currently available on iOS, Roku, Xbox and Samsung, with additional platforms currently being rolled out. Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015. The Company's third OTT channel, DOVE CHANNEL, launched on September 15, 2015 and is a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove Foundation.
Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]
Safe Harbor Statement
 Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.
For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
	December 31, 2015	March 31, 2015
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$26,237	$18,999
Accounts receivable, net of allowance for doubtful accounts of $936 and $597, respectively	70,862	59,591
Inventory	2,805	3,210
Unbilled revenue	5,463	5,065
Prepaid and other current assets	18,742	20,078
Total current assets	124,109	106,943
Restricted cash	8,984	6,751
Property and equipment, net	70,861	98,561
Intangible assets, net	27,404	31,784
Goodwill	8,701	26,701
Other assets	2,146	2,277
Total assets	$242,205	$273,017
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$84,031	$77,147
Current portion of notes payable, non-recourse	30,936	32,973
Current portion of notes payable	—	24,294
Current portion of capital leases	326	640
Current portion of deferred revenue	2,291	2,760
Total current liabilities	117,584	137,814
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs of $4,834 and $5,938, respectively	92,175	118,387
Notes payable, net of current portion and unamortized debt issuance costs of $3,231 and $750, respectively	86,697	21,000
Capital leases, net of current portion	4,028	4,855
Deferred revenue, net of current portion	8,903	10,098
Total liabilities	309,387	292,154
Stockholders' deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A and Class B stock; Class A stock 210,000,000 stock authorized; 78,343,021 and 77,178,494 stock issued and 75,570,581 and 77,075,614 stock outstanding at December 31, and March 31, 2015, respectively; 1,241,000 Class B stock authorized and issued and zero stock outstanding at December 31, 2015 and March 31, 2015, respectively	78	77
Additional paid-in capital	269,578	277,984
Treasury stock, at cost; 2,772,440 and 51,440 Class A common shares at December 31, 2015 and March 31, 2015, respectively	(2,839)	(172)
Accumulated deficit	(336,298)	(300,350)
Accumulated other comprehensive loss	(42)	(57)
Total stockholders' deficit of Cinedigm Corp.	(65,964)	(18,959)
Deficit attributable to noncontrolling interest	(1,218)	(178)
Total deficit	(67,182)	(19,137)
Total liabilities and stockholders' deficit	$242,205	$273,017

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues	$30,708	$31,276	$81,240	$77,854
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	8,512	9,110	24,192	20,925
Selling, general and administrative	7,610	7,484	25,937	23,295
(Benefit) provision for doubtful accounts	—	(378)	339	(206)
Restructuring, transition and acquisition expenses, net	576	487	772	2,250
Goodwill impairment	—	—	18,000	—
Litigation settlement (recovery) net of expenses	(225)	578	(635)	780
Depreciation and amortization of property and equipment	9,428	9,400	28,212	28,167
Amortization of intangible assets	1,463	1,462	4,385	4,811
Total operating expenses	27,364	28,143	101,202	80,022
Income (loss) from operations	3,344	3,133	(19,962)	(2,168)
Interest expense, net	(5,158)	(4,929)	(15,480)	(14,957)
Loss on extinguishment of debt	—	—	(931)	—
Other income (expense), net	274	(31)	506	69
Change in fair value of interest rate derivatives	34	(106)	(32)	(281)
Loss from continuing operations before income taxes	(1,506)	(1,933)	(35,899)	(17,337)
Income tax expense	(470)	—	(470)	—
Loss from continuing operations	(1,976)	(1,933)	(36,369)	(17,337)
(Loss) income from discontinued operations	—	(342)	—	100
Loss on sale of discontinued operations	—	—	—	(3,045)
Net loss	(1,976)	(2,275)	(36,369)	(20,282)
Net loss (income) attributable to noncontrolling interest	(487)	—	688	—
Net loss attributable to controlling interests	(2,463)	(2,275)	(35,681)	(20,282)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(2,552)	$(2,364)	$(35,948)	$(20,549)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Loss from continuing operations	$(0.04)	$(0.03)	$(0.56)	$(0.23)
Loss from discontinued operations	—	—	—	(0.04)
Net loss attributable to common stockholders	$(0.04)	$(0.03)	$(0.56)	$(0.27)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	63,666,847	76,863,408	64,683,920	76,727,492

Following is the reconciliation of our consolidated Adjusted EBITDA to consolidated GAAP loss from continuing operations:

	For the Three Months Ended December 31,
($ in thousands)	2015	2014
Loss from continuing operations	$(1,976)	$(1,933)
Add Back:
Income tax expense	470	—
Depreciation and amortization of property and equipment	9,428	9,400
Amortization of intangible assets	1,463	1,462
Interest expense, net	5,158	4,929
Other income, net	(274)	31
Change in fair value of interest rate derivatives	(34)	106
Stock-based compensation and expenses	350	447
Restructuring, transition and acquisition expenses, net	576	487
Professional fees pertaining to activist shareholder proposals and compliance	56	190
Litigation settlement (recovery) net of expenses	(225)	578
Net income attributable to noncontrolling interest	(487)	—
Adjusted EBITDA	$14,505	$15,697

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(9,055)	$(9,018)
Amortization of intangible assets	(12)	(11)
Income from operations	(3,574)	(2,983)
Adjusted EBITDA from non-deployment businesses	$1,864	$3,685

	For the Nine Months Ended December 31,
($ in thousands)	2015	2014
Loss from continuing operations	$(36,369)	$(17,337)
Add Back:
Income tax expense	470	—
Depreciation and amortization of property and equipment	28,212	28,167
Amortization of intangible assets	4,385	4,811
Interest expense, net	15,480	14,957
Loss on extinguishment of debt	931	—
Other income, net	(506)	(69)
Change in fair value of interest rate derivatives	32	281
Stock-based compensation and expenses	1,424	1,472
Goodwill impairment	18,000	—
Restructuring, transition and acquisition expenses, net	772	2,250
Professional fees pertaining to activist shareholder proposals and compliance	856	229
Litigation settlement (recovery) net of expenses	(635)	780
Net income attributable to noncontrolling interest	688	—
Adjusted EBITDA	$33,740	$35,541

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(27,121)	$(27,055)
Amortization of intangible assets	(31)	(34)
Income from operations	(7,921)	(8,187)
Adjusted EBITDA from non-deployment businesses	$(1,333)	$265